Exhibit 99.1

Court Confirms Primus Telecommunications Group’s Plan of Reorganization

Company Significantly Reducing Debt and Strengthening Capital Structure and Liquidity

McLEAN, VA — (MARKET WIRE) – June 12, 2009 – Primus Telecommunications Group, Incorporated (OTCBB: PRTL), together with three affiliated non-operating holding companies, Primus Telecommunications Holding, Inc., Primus Telecommunications International, Inc. and Primus Telecommunications IHC, Inc. (together, the “Holding Companies”), today announced that their consensual plan of reorganization (the “Plan”) has been confirmed by the U.S Bankruptcy Court, only 88 days after the Plan and related petitions were filed. Upon emergence, expected on or about July 1, the Holding Companies’ principal debt will be reduced by $316 million, or over 50%, interest payments will be reduced by over 50% and certain debt maturities will be extended. An overwhelming amount and percentage of holders of claims and interests voted in favor of the Plan.

“We said at the outset that our goal was to have a swift passage through the reorganization process – it has been,” said K. Paul Singh, Chairman and Chief Executive Officer. “The confirmed Plan paves the way for the restructuring of our balance sheet and we believe that PRIMUS is now well positioned for future success and to take advantage of opportunities in the current economic environment.”

As planned, none of PRIMUS’ operating companies in the United States, Australia, Canada, India, Europe and Brazil were included in the filing. The operating units continued to manage and to operate their businesses normally during the brief financial reorganization of the Holding Companies.

The Plan of Reorganization

The significant elements of the consensual Plan include:

•	Reinstatement and amendment of the $96 million in outstanding variable rate Term Loan debt due 2011;

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Modification of $173 million of outstanding 14 1/4% Senior Secured Notes due 2011 into $123 million of 14 1/4% Senior Subordinated Secured Notes of Primus Telecommunications IHC, Inc., including an extension of the maturity to 2013, and distribution to the former holders of 14 1/4% Senior Secured Notes due 2011 a pro rata share of common stock representing 50% of the equity of the reorganized company as of the effective date of the Plan, prior to exercise of warrants and options and any distributions on account of CVRs;

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Cancellation of $209 million outstanding principal amount of the 8% Senior Notes due 2014 and 5% Exchangeable Notes due 2010, and distribution to the former holders thereof of a pro rata share of (1) common stock representing 50% of the equity of the reorganized company as of the effective date of the Plan, prior to exercise of warrants and options and any distributions on account of CVRs and (2) warrants exercisable for additional equity in the reorganized company at exercise prices based on predetermined equity values;

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Cancellation of the 12 3/4% Senior Notes due 2009, 3 3/4% Convertible Senior Notes due 2010 and 8% Step Up Convertible Subordinated Debentures due 2009, and distribution to the former holders thereof of a pro rata share of warrants exercisable for equity in the reorganized company at an exercise price based on a predetermined equity value;

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Cancellation of the existing common stock and other equity interests of Primus Telecommunications Group, Incorporated and distribution to the former holders thereof of a pro rata share of contingent value rights (CVRs) representing the right to receive up to 15% of the fully-diluted equity of the reorganized company after the equity value reaches a certain threshold.

In addition, the Plan provides that managers and employees of the reorganized company may be granted up to 10% of the equity of the reorganized company, prior to the dilution for exercise of warrants and any distribution on account of CVRs. Awards under the management compensation plan may include, but are not limited to, stock options and restricted stock units that vest upon achievement of certain performance benchmarks.

“The recapitalization would not have been such a success in such a short period of time without the professionalism and dedication of our employees, the loyalty of our customers and the commitment and support of our creditor groups,” concluded Mr. Singh.

The Holding Companies filed their voluntary petitions and proposed plan of reorganization on March 16, 2009 in the U.S. Bankruptcy Court for the District of Delaware in Wilmington. An amended plan of reorganization was filed April 27, 2009 and the final plan was filed on June 12, 2009.

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PRIMUS Telecommunications Group, Incorporated (OTCBB: PRTL) is an integrated communications services provider offering international and domestic voice, voice-over-Internet protocol (VOIP), Internet, wireless, data and hosting services to business and residential retail customers and other carriers located primarily in the United States, Canada, Australia, the United Kingdom and Western Europe. PRIMUS provides services over its global network of owned and leased transmission facilities, including approximately 500 points-of-presence (POPs) throughout the world, ownership interests in undersea fiber optic cable systems, 18 carrier-grade international gateway and domestic switches, and a variety of operating relationships that allow it to deliver traffic worldwide. Founded in 1994, PRIMUS is based in McLean, Virginia.

Statements in this press release concerning the Plan and the Holding Companies constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on current expectations, and are not strictly historical statements. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments which are believed to be reasonable as of the date of this filing. Factors and risks that could cause actual results or circumstances to differ materially from those set forth or contemplated in forward-looking statements include, without limitation: (i) the ability of the Holding Companies to consummate the Chapter 11 plan of reorganization; (ii) the potential adverse impact of the Chapter 11 filings on the operations, management and employees of the Holding Companies and their subsidiaries, and the risks associated with operating businesses under Chapter 11 protection; (iii) the ability to service substantial indebtedness; (iv) operating business unit customer, vendor, carrier and third-party responses to the Chapter 11 filings; and (v) the risk factors or uncertainties listed from time to time in our filings with the Securities and

Exchange Commission (including those listed under Item 1, 1.A, 3 and 7 in our annual report on Form 10-K filed with the Securities and Exchange Commission on April 15, 2009 and those listed under Item 1A in our quarterly report on Form 10-Q filed with the Securities and Exchange Commission on May 20, 2009) and with the U.S. Bankruptcy Court in connection with the Holding Companies’ Chapter 11 filings. Such factors and uncertainties include but are not limited to (a) the continuation (or worsening) of trends involving the strengthening of the United States dollar, as well as general fluctuations in the exchange rates of currencies, particularly any strengthening of the United States dollar relative to foreign currencies of the countries where we conduct our foreign operations; (b) the possible inability to raise additional capital or refinance indebtedness when needed, or at all, whether due to adverse credit market conditions, our credit profile or otherwise; (c) a continuation (or worsening) of turbulent or weak financial and capital market conditions; (d) a continuation (or worsening) of global recessionary economic conditions, including the effects of such conditions on our customers and our accounts receivables and revenues; (e) fluctuations in prevailing trade credit terms due to the Holding Companies’ Chapter 11 filings or uncertainties concerning our financial position, or otherwise; and (f) adverse regulatory rulings or changes in the regulatory schemes or requirements and regulatory enforcement in the markets in which we operate and uncertainty regarding the nature and degree of regulation relating to certain services. As such, actual results or circumstances may vary materially from such forward-looking statements or expectations. Readers are also cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date these statements were made. We are not necessarily obligated to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

John DePodesta

Executive Vice President

PRIMUS Telecommunications Group, Incorporated

(703) 748-8050

ir@primustel.com